                                                                    EXHIBIT 3.01

                                          Exhibit A to November 14, 2000 Minutes
                                          --------------------------------------
                     RESTATED CERTIFICATE OF INCORPORATION


                                      OF


                                 KINTANA, INC.

                       (Incorporated on August 28, 1995)


                                   ARTICLE I
                                   ---------

     The name of the Corporation is Kintana, Inc.

                                  ARTICLE II
                                  ----------

     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at that address is the Corporation Service Company, in the county of New Castle.

                                  ARTICLE III
                                  -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV
                                  ----------

     The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred eight million five hundred seventy-three thousand six hundred thirty-six (108,573,636), of which (a) eight million five hundred seventy-three thousand six hundred thirty-six (8,573,636) shares shall be preferred stock, par value $0.001 per share ("Preferred Stock"), consisting of two million seven hundred eighty-two thousand four hundred twenty-four (2,782,424) shares of Convertible Participating Preferred Stock (as hereinafter defined), three million five hundred thousand (3,500,000) shares of Series B Convertible Participating Preferred Stock (as hereinafter defined), nine hundred thousand (900,000) shares of Series B-1 Convertible Participating Preferred Stock (as hereinafter defined) and one million three hundred ninety-one thousand two hundred twelve (1,391,212) shares of Redeemable Preferred Stock (as hereinafter defined), and (b) one hundred million (100,000,000) shares shall be common stock, par value $0.001 per share.

     Effective upon the filing of this Restated Certificate of Incorporation, each outstanding share of the Convertible Participating Preferred Stock of the Corporation will be subdivided and reconstituted into two (2) shares of Convertible Participating Preferred Stock.

     Except as otherwise restricted by this Amended and Restated Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

     Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

     A.  CONVERTIBLE STOCK
         -----------------

     1.  Designation.  A total of two million seven hundred eighty-two thousand
         -----------
four hundred twenty-four (2,782,424) shares of the Corporation's Preferred Stock shall be designated as a series known as Convertible Participating Preferred Stock, par value $.001 per share ("Series A Stock"), a total of three million six hundred fifty thousand (3,500,000) shares of the Corporation's Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, par value $.001 per share ("Series B Stock") and a total of nine hundred thousand (900,000) shares of the Corporation's Preferred Stock shall be designated as a series known as Series B-1 Convertible Participating Preferred Stock, par value $.001 per share ("Series B-1 Stock"). The Series A Stock, Series B Stock and Series B-1 Stock are collectively referred to herein as "Convertible Stock." All of the preferential amounts to be paid to the holders of the Convertible Stock as provided in this Section A shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any property of the Corporation to, the holders of any other equity securities of the Corporation, whether now or hereafter authorized, other than the Redeemable Preferred Stock which shall rank equal to the Convertible Stock in connection with any event referred to in Section A.4 or A.5.

     2.  Election of Directors; Voting.
         -----------------------------

          (a) Election of Directors.  The holders of outstanding shares of
              ---------------------
Series A Stock shall, voting together as a separate class, be entitled to elect one (1) Director of the Corporation. Such Director shall be the candidate receiving the greatest number of affirmative votes of the outstanding shares of Series A Stock (the "Series A Stock Director Designee"), with each share of Series A Stock entitled to one (1) vote with fractional votes for fractional shares. The election of the Series A Stock Director Designee by the holders of the Series A Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Series A Stock called by holders of a majority of the outstanding shares of Series A Stock or (iv) by a written consent of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of Series A Stock. If at any time when any share of Series A Stock is outstanding the Series A Stock Director Designee should cease to be a Director of the Corporation for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of

Series A Stock, voting as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Series A Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the number of votes specified in Section A.2(b).

          (b) Voting Generally.  Each share of Series A Stock and Series B Stock
              ----------------
shall be entitled to the number of votes equal to the largest number of full shares of Common Stock (as defined in Section C.1) into which such share of Series A Stock or Series B Stock as the case may be could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders, if applicable, with fractional votes for fractional shares and appropriate adjustments for stock splits, stock dividends, recapitalizations and the like. Each share of Series B-1 Stock shall be entitled to the same number of votes as one share of Series B Stock shall be entitled to vote on the record date for the vote or written consent of stockholders, if applicable. Each holder of shares of Convertible Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law.

     3.  Dividends.
         ---------

          (a) The holders of Convertible Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion;

provided, however, that no such dividend may be declared or paid on any shares
--------  -------
of Common Stock unless at the same time a dividend is declared or paid on all outstanding shares of Convertible Stock, with holders of Convertible Stock sharing in any such dividends with the holders of Common Stock as if they constituted a single class of stock and with each holder of shares of Convertible Stock entitled to receive such dividends based on the maximum number of shares of Common Stock into which such shares of Convertible Stock are then convertible in accordance with Section A.6 hereof, provided, however, that the
                                                   --------  -------
conversion of the Series B-1 Stock shall be on the basis of the then Conversion Rate (as defined herein) of the Series B Stock.

          (b) If any dividend or other distribution payable in property other than cash is declared on the Common Stock excluding any dividend or other distribution for which adjustment to the Conversion Price (as defined below) of Series A Stock and/or Series B Stock is provided by Section A.7, each holder of shares of Convertible Stock on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution, the same property that such holder would have received if on such record date such holder was the holder of record of the number of shares of Common Stock into which the shares of Convertible Stock then held by such holder are convertible, provided, however, that the conversion of
                                     --------  -------
the Series B-1 Stock shall be on the basis of the then Conversion Rate (as defined herein) of the Series B Stock.

     4.  Liquidation.
         -----------

          (a) Liquidation Preference.  Upon any liquidation, dissolution or
              ----------------------
winding up of the Corporation and its subsidiaries, whether voluntary or involuntary, but not including an Extraordinary Transaction (as defined in Section A.5(a)(ii) (such liquidation, dissolution or winding up, a "Liquidation Event"), each holder of outstanding shares of Convertible Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings (the "Available Assets"), and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Stock, an amount in cash, as determined in accordance with the following provisions of this Section A.4(a).

              (i)  Base Liquidation Preference Amounts.  Each holder of Series A
                   -----------------------------------
Stock shall be entitled to receive $1.5454 per share of Series A Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation) (the "Series A Base Liquidation Preference Amount"), and each holder of Series B Stock or Series B-1 Stock shall be entitled to receive $6.95 per share of Series B Stock or Series B-1 Stock, held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Stock or Series B-1 Stock occurring after the date of filing of this Restated Certificate of Incorporation) (the "Series B Base Liquidation Preference Amount").

              (ii) Joint Participation Amounts. If the Available Assets are greater than the aggregate amount necessary to make the payments set forth in subsection (i) above and to redeem the Redeemable Preferred Stock in full, then the cash value of any Available Assets remaining after payment or setting aside of the amount necessary to satisfy the obligation of subsection (i) and to redeem the Redeemable Preferred Stock (the "Available Assets After Base Liquidation Preference Amounts") shall be distributed among the holders of Convertible Stock so that for each amount distributed the holders of all of the Series A Stock as a group shall receive the Series A Portion (as hereinafter defined) of such distribution and the holders of all of the Series B Stock and Series B-1 Stock as a group shall receive the Series B Portion (as hereinafter defined) of such distribution, until each holder of shares of Series B Stock and Series B-1 Stock has received an aggregate amount equal to $17.38 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Stock and Series B-1 Stock occurring after the date of filing of this Restated Certificate of Incorporation) with respect to each such share of Series B Stock and Series B-1 Stock pursuant to this subsection
(ii) and the preceding subsection (i), and such distribution shall be allocated among each share of Series A Stock, Series B Stock and Series B-1 Stock as follows: (A) with respect to each share of Series A Stock, the product of the Series A Portion (as hereinafter defined) and the Available Assets After Base Liquidation Preference Amounts divided by the total number of shares of Series A Stock then outstanding (the "Series A Additional Liquidation Preference Amount") and (B) with respect to each share of Series B Stock and Series B-1 Stock, the product of the Series B Portion (as hereinafter defined) and the Available Assets After Base Liquidation Preference Amounts divided by the total number of shares of Series B Stock and Series B-1

Stock then outstanding (the "Series B Additional Liquidation Preference Amount"). For purposes of this Restated Certificate of Incorporation, the "Series A Portion" shall be a fraction, the numerator of which is the sum of the number of shares of Common Stock into which all shares of Series A Stock then outstanding are convertible plus 2,031,550 shares of Common Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Common Stock occurring after the date of filing of this Restated Certificate of Incorporation), and the denominator of which is the number of then-outstanding shares of Common Stock of the Corporation (treating all then-outstanding equity securities, including options and warrants, of the Corporation on an as-converted and as-exercised to Common Stock basis provided,
                                                                      --------
however that the Conversion Rate (as hereinafter defined) of each share of
-------
Series B-1 Stock shall for this purpose be the same as a share of Series B Stock); and the "Series B Portion" is the difference between 1 and the Series A Portion. If the Available Assets are sufficient to result in the payment with respect to each then-outstanding share of Series B Stock and Series B-1 Stock of an aggregate amount (including amounts paid under subsection (i) above) greater than $17.38 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Stock or Series B-1 Stock occurring after the date of filing of this Restated Certificate of Incorporation), then liquidation payments with respect to all Available Assets remaining after payment of the Series A Base Liquidation Preference Amount, Series B Base Liquidation Preference Amount, Series A Additional Liquidation Preference Amount and Series B Additional Liquidation Preference Amount shall be made in accordance with subsections (iii) and (iv) below.

          (iii)  Payments for Dividends and Accrued Interest.  To the extent
                 -------------------------------------------
that Available Assets remain after the payments set forth in subsections (i) and
(ii) above, the holders of Convertible Stock shall be entitled to receive payments equal to any declared but unpaid dividends to which such holder of outstanding shares of Convertible Stock is then entitled pursuant to Sections
A.3 and A.5(f) hereof and any interest accrued pursuant to Section A.5(e) hereof to which such holder of Convertible Stock is entitled. If there are insufficient remaining Available Assets to pay the pay the full amounts under this section (iii), then all such remaining Available Assets shall be paid on a pari passu basis as to each share of Series A Stock and Series B Stock and Series B-1 Stock according to the amount that would be otherwise be payable with respect to such share under this subsection (iii).

          (iv)   Series A Stock Participation Amount.  To the extent that
                 -----------------------------------
Available Assets remain after payment of the amounts set forth in subsections
(i), (ii) and (iii) above, each holder of Series A Stock shall also be entitled to an amount equal to the value of the share or shares of Common Stock into which Series A Stock are then convertible (with the valuation of such amount to be determined in a manner consistent with Section A.5(b) below) as if the assets of the Corporation available after payment (if required) of the preferential amount to which the holders of the Redeemable Preferred Stock are entitled under Section B.5 hereof, the Series A Base Liquidation Preference Amount, the Series B Base Liquidation Preference Amount, the Series A Additional Liquidation Preference Amount and the Series B Additional Liquidation Preference Amount, were distributed ratably among the holders of the Common Stock and the Series A Stock (treating each share of Series A Stock on an as-if-converted to Common Stock basis).

The aggregate preferential amount payable with respect to a share of Series A Stock under subsections (i), (ii), (iii) and (iv) above is referred to herein as the "Aggregate Series A Liquidation Preferential Amount," and the aggregate preferential amount payable with respect to a share of Series B Stock and Series B-1 Stock under subsections (i), (ii) and (iii) above is referred to herein as the "Aggregate Series B Liquidation Preferential Amount."

Notwithstanding anything herein to the contrary, the Series A Base Liquidation Preference Amount shall be reduced in proportion to the amount by which the Per Share Liquidation Value (as defined) exceeds $6.4692 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation) but is less than $7.5474 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation), at which value the Series A Base Liquidation Preference Amount shall be zero. Furthermore, if, upon any Liquidation Event, the amounts payable with respect to the Series A Base Liquidation Preference Amount and Series B Base Liquidation Preference Amount are not paid in full, the holders of the Convertible Stock and the Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled under subsection (i) above and Section B.5, respectively. Furthermore, if upon any Liquidation Event the holders of the outstanding shares of Series A Stock would receive more than the Aggregate Series A Liquidation Preferential Amount in the event their shares were converted into Common Stock immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation (after giving effect to the preferential amounts payable to the holders of the Series B Stock, Series B-1 Stock and the Redeemable Preferred Stock), then each holder of Series A Stock shall receive, in lieu of any other payments hereunder, as a distribution from the Corporation in connection with such Liquidation Event an amount equal to the amount that would be paid if such holder's shares of Series A Stock were converted into Common Stock immediately prior to such Liquidation Event. Furthermore, if upon any Liquidation Event the holders of the outstanding shares of Series B Stock and Series B-1 Stock would receive more than the Aggregate Series B Liquidation Preferential Amount in the event their shares were converted (on the basis of the then Conversion Rate of the Series B Stock for all shares of Series B Stock and Series B-1 Stock) into Common Stock immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation (after giving effect to the preferential amounts payable to the holders of the Series A Stock and the Redeemable Preferred Stock), then each holder of Series B Stock and Series B-1 shall receive, in lieu of any other payments hereunder, as a distribution from the Corporation in connection with such Liquidation Event an amount equal to the amount that would be paid if such holder's shares of Series B Stock and Series B-1 Stock were converted (on the basis of the then Conversion Rate of the Series B Stock for all shares of Series B Stock and Series B-1 Stock) into Common Stock immediately prior to such Liquidation Event. The provisions of this Section A.4 shall not in any way limit the right of the holders of Convertible Stock to elect to convert their shares of Convertible Stock into Common Stock pursuant to Section A.6 prior to or in connection with any Liquidation Event. Upon any Liquidation Event, holders of fractional shares of Convertible Stock shall receive proportionate payments in respect thereof. The "Per Share Liquidation

Value" shall mean the value per share of the Corporation in a Liquidation Event on a fully diluted basis, giving effect to the conversion of all securities convertible into Common Stock, the exercise of all warrants and options granted or to be granted under the Corporation's stock option plans and agreements, and the conversion or exercise of any other security convertible into or exercisable for Common Stock (provided that the conversion of the Series B-1 Stock shall be on the basis of the then Conversion Rate of the Series B Stock).

          (b) Notice.  Prior to the occurrence of any Liquidation Event, the
              ------
Corporation will furnish each holder of Convertible Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Stock each holder of Convertible Stock would receive pursuant to the provisions of Section A.4(a) hereof pursuant to clauses (i), (ii) and (iii) of Section A.4(a) and stating in detail the facts upon which such amounts were determined.

     5.  Redemption; Preferential Payment in Extraordinary Transactions.
         --------------------------------------------------------------

          (a) Redemption.
              ----------

              (i) On or after January 1, 2006, as follows:
                  ----------------------------------------

                  (A) At any one time on or after January 1, 2006 and prior to June 11, 2006, upon the election of the holder or holders of not less than 66.67% of the then-outstanding Convertible Stock, voting together as a single class (on the basis set forth in Section A.2(b)), and not as separate series, the Corporation shall redeem up to 33.33% of the originally issued and outstanding shares of Convertible Stock held by each holder of Convertible Stock. In the event a particular stockholder of the Corporation holds Series A Stock, Series B Stock and/or Series B-1 Stock, the percentage specified for redemption shall be applied against such holder's Series A Stock, and Series B Stock and Series B-1 Stock holdings separately. The redemption price for each share of Series A Stock redeemed pursuant to this Section A.5(a)(i)(A) shall be the per share Aggregate Series A Liquidation Preferential Amount (as defined in Section A.4(a) above) (the "Series A Redemption Price"). The redemption price for each share of Series B Stock and Series B-1 Stock redeemed pursuant to this Section A.5(a)(i)(A) shall be the greater of (x) the Series B Base Liquidation Preference Amount and (y) the lesser of (I) the fair market value of one share of Series B Stock, as such value is determined in a manner consistent with the provisions of subsection (b) of this Section A.5, and
                       (II) the
                       product of the Series B Base Liquidation Preference Amount multiplied by 2.5 (the "Series B Redemption Price"). The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be redeemed and the date for such redemption.

                  (B) At any one time on or after June 11, 2006, and prior to June 11, 2007, upon the election of the holder or holders of not less than 66.67% of the then-outstanding Convertible Stock, voting together as a single class (on the basis set forth in Section A.2(b)), and not as separate series, the Corporation shall redeem up to 66.67% of the outstanding shares of Convertible Stock held by each holder thereof. In the event a particular stockholder of the Corporation holds Series A Stock, Series B Stock and/or Series B-1 Stock, the percentage specified for redemption shall be applied against such holder's Series A Stock, Series B Stock and Series B-1 Stock holdings separately. The redemption price for each share of Series A Stock redeemed pursuant to this Section A.5(a)(i)(B) shall be the Series A Redemption Price. The redemption price for each share of Series B Stock and Series B-1 Stock redeemed pursuant to this Section A.5(a)(i)(B) shall be the Series B Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock, not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be redeemed and the date for such redemption.

                  (C) At any one time on or after June 11, 2007, upon the election of the holder or holders of not less than 66.67% of the then-outstanding Convertible Stock, voting together as a single class (on the basis set forth in Section A.2(b)), and not as separate series, the Corporation shall redeem up to 100% of the originally issued and outstanding shares of Convertible Stock held by each holder of Convertible Stock. In the event a particular stockholder of the Corporation holds Series A Stock, Series B Stock and/or Series B-1 Stock, the percentage specified for percentage shall be applied against such holder's Series A Stock and Series B Stock holdings separately. The redemption price for each share of Series A Stock redeemed pursuant to this

                       Section A.5(a)(i)(C) shall be the per share Series A Redemption Price. The redemption price for each share of Series B Stock and Series B-1 Stock redeemed pursuant to this Section A.5(a)(i)(C) shall be the per share Series B Redemption Price. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be redeemed and the date for such redemption.

               (ii) Extraordinary Transactions. Upon the election of any holder
                    --------------------------
     or holders of not less than two-thirds of the then-outstanding shares of Series A Stock to have the Series A Stock redeemed or otherwise to participate in connection with (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation (or in case of a triangular merger, the parent corporation) is held by stockholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (C) any purchase by any party (or group of affiliated parties) other than an Investor (as defined in that certain Securities Purchase Agreement dated June 11, 1999, the "Purchase Agreement") of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation or (E) of any other change of control of 50% or more of the outstanding voting power of the Corporation; (the transactions in clauses (A) through (E) being referred to herein as an "Extraordinary Transaction"), then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless
                                                                       ------
     the holders of Series A Stock shall have elected to convert their shares of Series A Stock into Common Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the outstanding shares of Series A Stock held by each holder of Series A Stock for an amount equal to the Aggregate Series A Liquidation Preferential Amount (the "Series A Sale Preference"), such amount to be payable in cash or, at the election of such holder or holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, or (2) if such holders elect to participate in the relevant transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation (including executing a merger agreement including an exchange ratio reflecting the provisions hereof) on terms giving such holders the right to such Series A Sale Preference as a preferential amount, in which event such amount shall be paid in cash or, at the election of such holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other stock ranking junior to the Series A Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series A Stock as if in a Liquidation Event; provided, however, that
                                                         --------  -------
     the amount available to the holders of the Series A Stock under this
     Section 5(b)(ii) shall be reduced in proportion to the amount by which the Per Share Liquidation Value exceeds $6.4692 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation) but is less than $7.5474 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation), at which value the amount available to the holders of the Series A Preferred Stock under this Section 5(b)(ii) shall be zero. Upon the election of any holder or holders of not less than two-thirds of the then-outstanding shares of Series B Stock and Series B-1 Stock voting together as a single class (on the basis set forth in Section A.2(b)) to have the Series B Stock and Series B-1 Stock redeemed or otherwise to participate in connection with an Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless the holders of Series B Stock and
                                     ------
     Series B-1 Stock shall have elected to convert their shares of Series B Stock and Series B-1 Stock into Common Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the outstanding shares of Series B Stock and Series B-1 Stock held by each holder of Series B Stock and/or Series B-1 Stock for an amount equal to, if paid in cash, the Series B Redemption Price, or at the election of such holder or holders, if paid in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, an amount equal to the Aggregate Series B Liquidation Preferential Amount (the "Cash Series B Sale Preference" or "Securities Series B Sale Preference," respectively) or (2) if such holders elect to participate in the relevant transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation (including executing a merger agreement including an exchange ratio reflecting the provisions hereof) on terms giving such holders the right to either such Cash Series B Sale Preference or Securities Series B Sale Preference as such holders elect, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other stock ranking junior to the Series B Stock or Series B-1 Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series B Stock and Series B-1 Stock as if in a Liquidation Event; provided, however,
                                                              --------  -------
     that the amount available to the holders of the Series B Stock and/or Series B-1 Stock under this Section 5(b)(ii) shall be zero if the Per Share Liquidation Value exceeds $17.38 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like occurring after the date of filing of this Restated Certificate of Incorporation).

     Notwithstanding the foregoing, in connection with the acquisition of the Convertible Stock in an Extraordinary Transaction which is to be accounted for by the acquiring entity as a pooling of interests, the holders of shares of Convertible Stock shall receive upon such election(s) to redeem or otherwise participate, if so required for the application of such accounting treatment, and in lieu of cash, the number of shares of common stock of such entity having value(s) equal to the amount otherwise respectively payable to the holders of Convertible Stock in such Extraordinary Transaction pursuant to this Section A.5(a)(ii) and having the same registered status or registration rights as any other shares in such transaction. The Corporation shall not participate in any Extraordinary Transaction or make or agree to have made any payments to the holders of shares of Common Stock or any other stock ranking junior to the Convertible Stock unless the holders of the Convertible Stock shall have received the full respective preferential amounts to which they are entitled hereunder in an Extraordinary Transaction.

     The foregoing election(s) shall be made by such holders giving the Corporation and each other holder of Convertible Stock not less than five (5) days prior written notice, which notice shall set forth the date for such redemption or participation in an Extraordinary Transaction, as applicable. The provisions of this Section A.5 shall not in any way limit the right of the holders of Convertible Stock to elect to convert their shares into shares of Common Stock pursuant to Section A.6 prior to or in connection with any Extraordinary Transaction.

          (b)  Valuation of Distribution Securities.  Any securities or other
               ------------------------------------
consideration to be delivered to the holders of the Convertible Stock if so elected in connection with a redemption or upon any Extraordinary Transaction in accordance with the terms hereof shall be valued as follows:

               (i) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

               (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three
     (3) business days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than 66.67% of the then-outstanding shares of Convertible Stock, voting as a single class (on the basis set forth in Section A.2(b)), provided that if the Corporation and the holders of not less than 66.67% of the then-outstanding shares of Convertible Stock, voting as a single class (on the basis set forth in Section A.2(b)), are unable to reach agreement, then by independent appraisal by a mutually agreed to investment banker, the fees of which shall be shared equally by the Corporation and such holders.

          (c)  Notice by Corporation.  Prior to the occurrence of any
               ---------------------
Extraordinary Transaction, the chief financial officer of the Corporation will deliver to any and all directors designated by the holders of the Convertible Stock a detailed description of all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time of such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

          (d)  Purchase Date and Price.  Upon the election of the holders of (i)
               -----------------------
not less than 66.67% of the then-outstanding shares of Convertible Stock, voting as a single class (on the basis set forth in Section A.2(b)), or (ii) not less than 66.67% of the then-outstanding shares of Series A Stock or Series B Stock and Series B-1 Stock (with the Series B Stock and Series B-1 Stock voting together as a single class on the basis set forth in Section A.2(b)), as the case may be, if such election is made pursuant to Section A.5(a)(ii), to cause the Corporation to redeem Convertible Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section A.5(a)(i) or pursuant to A.5(a)(ii), each holder of such Convertible Stock shall be deemed to have elected to cause the applicable percentage of such shares held by such holder to be so redeemed or to so participate. Any date upon which a redemption is to occur in accordance with Section A.5(a) shall be referred to as a "Redemption Date." If at a Redemption Date shares of Convertible Stock are unable to be redeemed (as contemplated by Section A.5(e) below), then such holders of such Convertible Stock shall also be entitled to interest and dividends pursuant to Sections A.5(e) and (f) below. The aggregate applicable redemption price elected to be payable in cash pursuant to Section A.5(a) shall be payable in cash in immediately available funds to the respective holders on the Redemption Date (subject to Section A.5(e)), except as otherwise contemplated by Section A.5(a)(ii). Upon any redemption as provided herein, holders of fractional shares shall receive proportionate amounts in respect thereof. Until the aggregate applicable redemption price has been paid for all shares of Convertible Stock being redeemed or acquired: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as permitted by Section A.8(d) and Section B, no shares of capital stock of the Corporation (other than in accordance with this Section A.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

          (e)  Redemption Prohibited.  If, at a Redemption Date, the Corporation
               ---------------------
is prohibited under the Corporations Code of the State of California or the Delaware General Corporation Law from redeeming all shares of Convertible Stock for which redemption is required hereunder, then it shall redeem such shares on a pro rata basis among the holders of Convertible Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Corporations Code of the State of California or Delaware General Corporation Law, subject to the last paragraph of Section A.8. Any shares of Convertible Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. The Corporation shall take such action as shall be necessary or appropriate to review and promptly remove any impediment to its ability to redeem Convertible Stock under the circumstances contemplated by this Section A.5(e). In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to this Section A.5, including without limitation due to a prohibition of such redemption under the Corporations Code of the State of California or Delaware General Corporation Law, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable redemption price and any dividend accumulating after the Redemption Date shall bear interest at the rate per annum of the greater of twelve percent (12%) or five percent (5%) over the prime rate, with such interest to accrue daily in arrears and to be compounded annually; provided, however, that in no event shall such interest exceed the maximum
--------  -------
permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; provided,
                                                                   --------
however, that any subsequent increase in the Maximum Permitted Rate shall be
-------
retroactively effective to the applicable Redemption Date. In the event the Corporation fails to redeem shares for which redemption is required pursuant to this Section A.5 within six (6) months after the date on which redemption is required, for any reason, and such failure thereafter continues (the period during which such failure shall continue being referred to herein as a "Voting Period"), the number of Directors constituting the Board of Directors shall be automatically increased to a number equal to the number of Directors then constituting the Board of Directors plus three (3), and the holders of shares of the series of Convertible Stock then outstanding that was or were failed to be fully-redeemed shall be entitled, voting as a single class on the basis set forth in Section A.2(b) (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such three additional Directors. As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the holders of shares of such Convertible Stock by mailing a notice of such special meeting to such holders, such meeting to be held not more than ten (10) days after the date of mailing of such notice. If the Corporation fails to send a notice, the meeting may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) business day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of such Convertible Stock held during a Voting Period at which Directors are to be elected (or with respect to any action by written consent of the holders of such Convertible Stock holding at least 66.67% of such Convertible Stock (voting as a single class and on the basis set forth in Section A.2(b)) in lieu of a meeting of stockholders), such holders, shall be entitled to elect the number of Directors prescribed in this Section A.5(e), and each share of such Convertible Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders' consent). The terms of office of all persons who are Directors of the Corporation at the time of a special meeting of the holders of Convertible Stock to elect such additional Directors shall continue, notwithstanding the election at such meeting of the additional Directors that such holders are entitled to elect, and the persons so elected by such holders, together with the remaining incumbent Directors, shall constitute the duly elected Directors of the Corporation. Simultaneously with the termination of a Voting Period upon the redemption of all outstanding shares of Convertible Stock, the terms of office of the additional Directors elected by the holders of the Convertible Stock under this Section A.5(e) shall terminate, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of such holders to elect additional Directors pursuant to this Section A.5(e) shall cease. In the event that a Voting Period exists under both this Section A.5(e) and under Section B.5(c), then the holders of

Convertible Stock and Redeemable Preferred Stock shall jointly elect the three additional Directors contemplated by this Section A.5(e) and the three additional Directors contemplated by Section B.5(c).

          (f) Dividend After Redemption Date.  From and after a Redemption Date,
              ------------------------------
no shares of Convertible Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section A.3; provided, however, that in
                                                   --------  -------
the event that shares of Convertible Stock are unable to be redeemed and continue to be outstanding in accordance with Section A.5(e), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.3 and A.5(e) until the date on which such shares are actually redeemed by the Corporation.

          (g) Surrender of Certificates.  Upon receipt of the applicable
              -------------------------
redemption price by certified check or wire transfer, each holder of shares of Convertible Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Stock, and each surrendered certificate shall be canceled and retired; provided, however, that if the Corporation is prohibited from
             --------  -------
redeeming all shares of Convertible Stock as provided in Section A.5(e) or such redemption is a partial redemption of the shares of Convertible Stock held by a holder, the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Convertible Stock not so redeemed.

     6.  Conversion.  The holders of the Convertible Stock shall have the
         ----------
following conversion rights:

          (a) Conversion Upon Election of Holders.  Each holder of a share of
              -----------------------------------
Convertible Stock shall be entitled at any time, upon the written election of such holder without the payment of any additional consideration, to convert such share of Convertible Stock into the number of fully paid and nonassessable shares of Common Stock (including any resulting fractional shares) which results from dividing the Conversion Value (as defined in this Section A.6(a)) per share in effect for such series of the Convertible Stock at the time of conversion, as the numerator, by the per share Conversion Price (as defined in this Section A.6(a)) of such series of the Convertible Stock, as the denominator, with fractional shares treated proportionately as provided above. The number of shares of Common Stock into which a share of a particular series of Convertible Stock is convertible is hereinafter referred to as the "Conversion Rate" for such series. In addition, the holders of shares of Convertible Stock shall be entitled at any time, upon the written election of the holders of at least 66.67% of the then-outstanding Convertible Stock, voting as a single class an on the basis set forth in

Section A.2(b), without the payment of any additional consideration, to cause all (but not less than all) of the outstanding shares of Convertible Stock to be automatically converted into Common Stock at the respective Conversion Rates for each series of Convertible Stock, with fractional shares treated proportionately as provided above. Upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware the "Conversion Price" per share of Series A Stock shall be $0.611, and the per share "Conversion Value" of Series A Stock shall be $0.611. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware the "Conversion Price" per share of Series B Stock and Series B-1 Stock shall be $6.95 and $6.95 respectively, and the per share "Conversion Value" of Series B Stock and Series B-1 Stock shall be $6.95 and $22.40, respectively. The Conversion Price per share of a series of Convertible Stock and the Conversion Rate for such series shall be subject to adjustment from time to time as provided in Section A.7 hereof. If any share of Convertible Stock is converted at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such declared but unpaid dividends (but not accumulated dividends) and other amounts shall be paid in full in cash by the Corporation in connection with such conversion, but otherwise no accumulated dividends shall be paid or due in respect to such shares.

          (b)  Automatic Conversion Upon QPO.  Each share of Convertible Stock
               -----------------------------
shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $20 million, at a price per share equal to at least $4.3128 (appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, or similar event occurring after the date of filing of this Restated Certificate of Incorporation), (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market, and (iii) all outstanding shares of the Corporation's Redeemable Preferred Stock are redeemed and all accumulated but unpaid dividends thereon are paid in full before or in connection with such closing (a "QPO"); provided that if a closing of a QPO
                                        --------
occurs, all outstanding shares of Convertible Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. Any such conversion of the Series A Stock and Series B-1 Stock shall be at the applicable Conversion Rate of the Series A Stock or Series B-1 Stock, as the case may be, in effect upon the closing of a QPO. Any such conversion of the Series B Stock shall be at the Conversion Rate of the Series B Stock in effect upon the closing of a QPO; provided, however, that if the per share public
                           --------  -------
offering price of the QPO is less than the product of (x) the then applicable Conversion Price for the Series B Stock, multiplied by (y) two (2) (such resulting amount, the "Return Amount"), the then applicable Conversion Rate of the Series B Stock shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which is equal to the Return Amount, and the denominator of which is equal to the per share public offering price of the QPO.

     If the holders of shares of Convertible Stock are required to convert the outstanding shares of Convertible Stock pursuant to this Section A.6(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

          (c)  Procedure for Voluntary Conversion.  Upon election to convert
               ----------------------------------
pursuant to Section A.6(a), the relevant holder of Convertible Stock shall surrender the certificate or certificates representing the Convertible Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Convertible Stock pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Convertible Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Convertible Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion plus a cash payment in the amount of any declared but unpaid dividends and other amounts as contemplated by Section A.6(a) in respect of the shares of Convertible Stock. The issuance of certificates for Common Stock upon conversion of Convertible Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. If a conversion of Convertible Stock upon a Liquidation Event or an Extraordinary Transaction occurs and the holders of the Common Stock issued on such conversion elect to participate, the Corporation shall make appropriate provisions for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event or Extraordinary Transaction. In the event of any public offering constituting a QPO, the provisions of Section A.6(d) shall apply.

          (d)  Procedure for Automatic Conversion.  As of, and in all cases
               ----------------------------------
subject to, the closing of a QPO (the "Automatic Conversion Date"), all outstanding shares of Convertible Stock shall be converted automatically into shares of Common Stock at the applicable Conversion Rate for a particular series of Convertible Stock and without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Stock are surrendered to the Corporation or its transfer agent;

provided, however, that all holders of Convertible Stock shall be given prior
--------  -------
written notice of the occurrence of a QPO in accordance with Section A.9 hereof. On the Automatic Conversion Date, all rights with respect to the Convertible Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Convertible Stock has been converted plus all declared but unpaid dividends (other than accumulated dividends) and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Convertible Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends (but not accumulated dividends) and other amounts as contemplated by Section A.6(b) in respect of the shares of Convertible Stock which are converted.

          (e)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Convertible Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the then outstanding shares of Convertible Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (f)  No Closing of Transfer Books. The Corporation shall not close its
               ----------------------------
books against the transfer of shares of Convertible Stock in any manner that would interfere with the timely conversion of any shares of Convertible Stock.

     7.   Adjustments to Conversion Price(s).  The Conversion Price for each
          ----------------------------------
series of Convertible Stock in effect from time to time shall be subject to adjustment from and after the date of filing of this Restated Certificate of Incorporation, and regardless of whether any shares of such series of Convertible Stock are then issued and outstanding as follows:

          (a)  Dividends and Stock Splits.  If the number of shares of Common
               --------------------------
Stock (which term for purposes of this Section A.7 shall include all common stock of the Corporation) outstanding at any time after the date of filing of this Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Convertible Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series shall be increased in proportion to such increase of outstanding shares of Common Stock.

          (b)  Reverse Stock Splits.  If the number of shares of Common Stock
               --------------------
outstanding at any time after the date of filing of this Restated Certificate of Incorporation is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the Conversion Price of each series of

Convertible Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (c)  Sale of Common Stock.  Subject to Section A.7(f) below (which
               --------------------
shall apply with respect to the Series B Stock and Series B-1 Stock only), in the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding (i) shares of Common Stock granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any subsidiary of the Corporation pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors, (ii) shares of Common Stock issued as consideration for any acquisition approved by the Board of Directors, (iii) shares of Common Stock issued upon conversion of the Convertible Stock, (iv) shares of Common Stock directly or indirectly issuable upon exercise of any options, warrants or rights to purchase any securities of the Corporation outstanding on the date of filing of this Restated Certificate of Incorporation, and (v) up to 200,000 shares of Common Stock or Convertible Stock (as appropriately adjusted for stock splits, combinations, reorganizations, recapitalizations, reclassifications, stock distributions, stock dividends or similar events) issued or issuable for corporate purposes approved by the Board of Directors, (all such securities included within clauses (i) through (v), the "Excluded Shares")), for a consideration per share less than the Conversion Price of a series of Convertible Stock in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price of such series in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

               (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities, provided, however for purposes of this
                             --------  -------
     determination each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock), plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price (prior to adjustment), and

               (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities; provided, however for purposes of this
                             --------  -------
     determination each share of Series B-1 Stock shall be deemed to have the same

     Conversion Rate as one share of Series B Stock), plus (Y) the number of such additional shares of Common Stock so issued.

          (d)  Sale of Options, Rights or Convertible Securities.  Subject to
               -------------------------------------------------
Section A.7(f) below (which shall apply with respect to the Series B Stock and Series B-1 Stock only), in the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a consideration per share (determined by dividing the Net Aggregate Consideration (as defined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price of a series of Convertible Stock in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price of such series in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

               (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities provided, however for purposes of this determination
                            --------  -------
     each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at such Conversion Price prior to adjustment, and

               (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities provided, however for
                                                         --------  -------
     purposes of this determination each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock)), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

          (e)  Expiration or Change in Price.  Except as specifically set forth
               -----------------------------
in Section A.7(f), the provisions of this Section A.7(e) shall apply only to adjustments made pursuant to Section A.7(d) above. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock (other than the Excluded Shares), changes at any time, the affected

Conversion Price of a series of Convertible Stock in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section A.7(d) hereof), at the time initially granted, issued or sold; provided, that such
                                                        --------
adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price of a series of the Convertible Stock shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price of a series of Convertible Stock shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

          (f)  Special Price-Based Protection for Series B Stock and Series B-1
               ----------------------------------------------------------------
Stock for Equity Financings.  The Conversion Prices of the Series B Stock and
---------------------------
Series B-1 Stock shall be subject to adjustment as set forth below in the event that the Corporation issues or is deemed to issue Additional Shares of Common Stock (as defined below) as a part of an Equity Financing (as defined below) at any time prior to the Termination Date (as defined below). The provisions of this Section A.7(f) shall terminate upon the Termination Date (other than the readjustment provisions of paragraph A.7(f)(ii)(B) hereof), with the effect that subsequent price-based antidilution adjustments to the Conversion Prices of the Series B Stock and Series B-1 Stock shall only be made pursuant to Sections A.7(c), A.7(d) and A.7(e) hereof.

               (i)  In the event the Corporation shall at any time, or from time to time, issue, sell or exchange, or is deemed by the provisions of subsection A.7(f)(ii) below to have issued, sold or exchanged, Additional Shares of Common Stock as part of an Equity Financing, for an Effective Price (as defined below) less than the Conversion Price of the Series B Stock and/or Series B-1 Stock in effect immediately prior to such actual or deemed issuance, sale or exchange of such Additional Shares of Common Stock, then, and thereafter successively upon each such actual or deemed issuance, sale or exchange, the Conversion Price of such series in effect immediately prior to the actual or deemed issuance, sale or exchange of such Additional Shares of Common Stock shall forthwith be reduced to an amount equal to the lower of: (A) the new Conversion Price that would result if the appropriate adjustment formulas set forth in Sections A.7(c) and (d) were applied with respect to such actual or deemed issuance, sale or exchange of such Additional Shares of Common Stock; and
(B) the greater of (1) the Effective Price, and (2) the amount resulting from dividing (x) $200,000,000 by (y) the number of shares of Common Stock of all classes outstanding immediately prior to the Equity Financing (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities; provided, however for
                                                     --------  -------
purposes of this determination each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock). If adjustment is made pursuant to clause (A) of the preceding sentence, the resulting Conversion Price will be subject to subsequent readjustment pursuant to Section A.7(e). If adjustment is made pursuant to clause (B) of the preceding sentence, the resulting Conversion Price will be subject to subsequent readjustment pursuant to paragraph A.7(f)(ii)(B) below.

               (ii)  Deemed Issuances.
                     ----------------

                     (A) If the Corporation issues, sells or exchanges any Rights or Options or Convertible Securities as part of an Equity Financing, then the Corporation shall be deemed to have issued, at the time of issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities pursuant to this Section A.7(f), shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities.

                     (B) If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities pursuant to this Section A.7(f) shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series B Stock or Series

B-1 Stock.

               (iii)  Definitions. For the purposes of this Section A.7(f), the
                      -----------
following definitions shall apply:

                      (A) "Additional Shares of Common Stock" means shares of Common Stock issued, or deemed issued, by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than excluded Excluded Shares.

                      (B) The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of Additional Shares of Common Stock shall mean the total amount of consideration received (and deemed received) by the Corporation for the issuance of such Additional Shares of Common Stock.

                      (C) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock other than Excluded Shares.

                      (D) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section A.7(f), into the Aggregate Consideration Received, and deemed to have been received, by the Corporation under this Section A.7(f), for the issue of such Additional Shares of Common Stock.

                      (E) An "Equity Financing" is the raising of capital (whether for cash, cancellation of indebtedness or the delivery of property or services) by the Corporation through the issuance, sale or exchange of its Common Stock, Rights, Options and/or Convertible Securities, whether in a single transaction or a series of related transactions, that yields at least $1,000,000 in aggregate capital to the Corporation, and that is consummated before the earlier to occur of (i) the date on which the Corporation recognizes $60,000,000 in revenue (in accordance with generally accepted accounting principles) during calendar year 2001, (ii) December 31, 2001, and (iii) the date on which the Corporation has raised at least $30,000,000 in aggregate cumulative capital (whether for cash, cancellation of indebtedness or the delivery of property or services) through the issuance, sale or exchange of its Common Stock, Rights, Options and/or Convertible Securities on and after the date of filing of this Restated Certificate. The earlier of such dates in clauses (i), (ii) and (iii), but not including the date of filing of this Restated Certificate, is referred to herein as the "Termination Date."

                      (F) "Rights or Options" shall mean warrants, options or other rights to subscribe for shares of Common Stock or Convertible Securities other than Excluded Shares.

               (iv)   No Adjustment for Strategic Investors.  Notwithstanding
                      -------------------------------------
anything herein to the contrary, this Section A.7(f) shall not apply with respect to the issuance, sale or exchange by the Corporation of Common Stock, Rights, Options and/or Convertible Securities
on or after the date of filing of this Restated Certificate, in one or more transactions, for aggregate capital (whether for cash, cancellation of indebtedness or the delivery of property or services) of up to $3,000,000, to strategic investors (i.e., investors selected by the Corporation for a primary reason other than the mere raising of capital, as determined in good faith by the Corporation's Board of Directors) at an Effective Price equal to or greater than the amount (the "Resulting Quotient") resulting from dividing (x) $225,000,000 by (y) the number of shares of Common Stock of all classes outstanding immediately prior to any such issuance, sale or exchange (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Stock, options, warrants, rights or convertible securities; provided, however for purposes of this
                                  --------  -------
determination each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock). The provisions of this Section A.7(f) shall apply only to that portion of the capital raised from such transactions with such strategic investors that exceeds $3,000,000 in the aggregate where the Effective Price is not equal to or greater than the Resulting Quotient.

          (g)  Other Adjustments.  In the event the Corporation shall make or
               -----------------
issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of each series of Convertible Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their shares of such series of Convertible Stock been converted into Common Stock on the date of such event (provided, however for the purposes of this Section A.7(g) each share of
       --------  -------
Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock) and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

          (h)  Reclassification, etc.  If the Common Stock issuable upon the
               ---------------------
conversion of the Convertible Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of each series of Convertible Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of such series of Convertible Stock would have been converted (provided, however for the purposes of this Section A.7(h) each share
           --------  -------
of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock) immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (i)  Mergers and Other Reorganizations.  Unless such transaction is an
               ---------------------------------
Extraordinary Transaction in which the holders of a series of the Convertible Stock elect redemption (in which case Section A.5(a)(ii) shall apply and this subsection shall not apply), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of each series of the Convertible Stock shall thereafter be entitled to receive upon conversion of such series of the Convertible Stock the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which such shares of such series of Convertible Stock would have been converted (provided, however for the purposes
                                             --------  -------
of this Section A.7(i) each share of Series B-1 Stock shall be deemed to have the same Conversion Rate as one share of Series B Stock) immediately prior to such capital reorganization, merger, consolidation or sale, would have been entitled in connection with such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of a series of the Convertible Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of such series of the Convertible Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of such series of the Convertible Stock.

          (j)  Special Adjustments to Conversion Price of Series B Stock and
               -------------------------------------------------------------
Series B-1 Stock.  In addition to the foregoing adjustments, the then-applicable
----------------
Conversion Price for the Series B Stock and Series B-1 Stock shall be adjusted effective as of March 31, 2001 to the result of multiplying such Conversion Price by 0.90 unless either the Corporation has (i) closed a QPO by March 31, 2001, or (ii) recognized $12,600,000 in revenue (in accordance with generally accepted accounting principles) for the fiscal quarter ending March 31, 2001.

          (k)  Certificate.  Upon the occurrence of each adjustment or
               -----------
readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of each affected share of Convertible Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of affected Convertible Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the affected series of Convertible Stock before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Stock.

          (l)  Waiver.  The holders of at least a majority of the then-
               ------
outstanding shares of Series A Stock can waive in writing, either prospectively or retrospectively, an adjustment to the Conversion Price of the Series A Stock pursuant to Sections A.7(c) and A.7(d), but not the readjustment provisions of Section A.7(e). The holders of at least a majority of the then-outstanding shares of Series B Stock and Series B-1 Stock voting together as a single class on the basis set forth in Section A.2(b) can waive in writing, either prospectively or retrospectively, an adjustment to the Conversion Prices of the Series B Stock and Series B-1 Stock pursuant to Sections A.7(c), A.7(d), A.7(f), and A.7(j), but not the readjustment provisions of Section A.7(e) and paragraph A.7(f)(ii)(B).

     8.   Covenants.  So long as any shares of Convertible Stock shall be
          ---------
outstanding, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Convertible Stock and having obtained the affirmative vote or written consent of the holders of not less than 66.67% of the then-outstanding shares of Convertible Stock, voting as a single class on the basis set forth in Section A.2(b):

          (a) amend, alter or repeal any provision of, or add any provision to, this Restated Certificate of Incorporation, or the Corporation's by-laws, in any manner that would alter or change the rights, preferences or restrictions of the Convertible Stock;

          (b) reclassify any capital stock of the Corporation into shares having any rights, preferences privileges or restrictions senior to the Convertible Stock;

          (c) create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation, senior to the Convertible Stock as to dividend rights or liquidation, redemption or voting preferences;

          (d) declare or pay any dividends other than dividends on the Redeemable Preferred Stock as provided in Section B.3 or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Convertible Stock or Redeemable Preferred Stock pursuant to and as provided in this Restated Certificate of Incorporation, (ii) the redemption or repurchase shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary of the Corporation that are subject to restricted stock purchase agreements or stock option exercise agreements or like agreements under which the Corporation has the option to repurchase such shares: (x) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (y) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares and (iii) the redemption or repurchase of shares of Series B-1 Stock (or Common Stock issuable upon conversion thereof) at a price no greater than $.001 per share (as adjusted appropriately for stock splits, combinations, and the like); or

          (e) (I) effect any Liquidation Event, (II) effect any recapitalization of the Corporation, (III) grant stock options in excess of the amount reserved for issuance under the Corporation's stock option plans as of filing this Restated Certificate of Incorporation, or (IV) enter into any material agreements with officers, directors or other affiliates, provided,
                                                                  --------
however, that no such vote or consent of the holders of Convertible Stock shall
-------
be required with
respect to agreements, contracts or compensation matters approved by the Board of Directors, or an authorized committee thereof, other than matters included within clause (III), for which such vote or consent shall be required unless such matters are approved by the Board of Directors, as opposed to a committee thereof. Notwithstanding the above, however, the Corporation shall not enter into any agreement that is not included within the Founders' Bonus Plan, as attached as Schedule 5.6 to the Securities Purchase Agreement dated June 11, 1999, with respect to the compensation of any Founder, as that term is defined in the Founders' Bonus Plan, without the written consent of the director designated by the holders of at least a majority of outstanding shares of the Series A Stock.

     Further, the Corporation shall not, by amendment of this Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Convertible Stock under the circumstances contemplated by Section A.5(e). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Stock.

     9.  Notice.
         ------

          (a)  Liquidation Events, Extraordinary Transactions, Etc.  In the
               ---------------------------------------------------
event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event (as defined in Section A.4), any Extraordinary Transaction (as defined in Section A.5), any QPO (as defined in Section A.6) or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Stock at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

          (b)  Waiver of Notice.  The holder or holders of not less than 66.67%
               ----------------
of the then-outstanding shares of Convertible Stock, voting as a single class on the basis set forth in Section A.2(b), may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

          (c)  General.  In the event that the Corporation provides any notice,
               -------
report or statement to any holder of common stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Stock.

     10.  No Reissuance of Convertible Stock.  No share or shares of Convertible
          ----------------------------------
Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     11.  Contractual Rights of Holders.  The various provisions set forth
          -----------------------------
herein for the benefit of the holders of the Convertible Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

B. REDEEMABLE PREFERRED STOCK
   --------------------------

     1.   Designation.  A total of one million three hundred ninety-one thousand
          -----------
two hundred twelve (1,391,212) shares of the Corporation's Preferred Stock shall be designated as a series known as Redeemable Preferred Stock, par value $.001 per share (the "Redeemable Preferred Stock"). All of the preferential amounts to be paid to the holders of the Redeemable Preferred Stock as provided in this Section B shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any property of the Corporation to, the holders of any other equity securities of the Corporation, whether now or hereafter authorized, other than the Convertible Stock which shall rank equal to the Redeemable Preferred Stock in connection with any event referred to in Section B.4 or B.5.

     2.   Voting.  The Redeemable Preferred Stock shall be entitled to notice of
          ------
any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders.

     3.   Dividends.  The holders of outstanding shares of Redeemable Preferred
          ---------
Stock shall be entitled to receive, out of any funds legally available therefor, cumulative dividends on the Redeemable Preferred Stock in cash, at the per share rate per annum of $.185448 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock) (a "Redeemable Cumulative Dividend"). Such dividends will commence as of the date of issuance of the Redeemable Preferred Stock, and will accrue from day to day until paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Redeemable Cumulative Dividends shall become due and payable with respect to any share of Redeemable Preferred Stock as provided in Section B.4 and Section B.5. So long as any shares of Redeemable Preferred Stock are outstanding and the Redeemable Cumulative Dividends have not been paid in full in cash: (a) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any Common Stock or other capital stock of the Corporation ranking junior to the Redeemable Preferred Stock; and (b) except as provided in Section A.8(d), no shares of capital stock of the Corporation ranking junior to the Redeemable Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. All numbers relating to the calculation of dividends pursuant to this Section B.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Redeemable Preferred Stock.

     4.  Liquidation.  Upon any Liquidation Event, each holder of outstanding
         -----------
shares of Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Redeemable Preferred Stock, an amount in cash equal to the sum of (a) $3.0908 per share of Redeemable Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock), plus (b) any accumulated but unpaid dividends to which such holder of
----
outstanding shares of Redeemable Preferred Stock is entitled pursuant to Sections B.3 and B.5(d) hereof (the sum of clauses (a) and (b) being referred to herein as the "Redeemable Base Liquidation Amount"), plus (c) any interest
                                                     ----
accrued pursuant to Section B.5(c) to which such holder of outstanding shares of Redeemable Preferred Stock is entitled, if any (the sum of clauses (a), (b) and
(c) being referred to herein as the "Redeemable Liquidation Preference Amount"); provided, however, that if, upon any Liquidation Event, the amounts payable with
--------  -------
respect to the Redeemable Liquidation Preference Amount are not paid in full, the holders of the Redeemable Preferred Stock and the holders of the Convertible Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

     5.   Redemption.
          ----------

               (a)  Redemption Events.
                    -----------------

                    (i)  Automatic. Immediately upon and as of, and in all cases
                         ---------
     subject to, the closing of a QPO, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redemption Price specified in Section B.5(b).

                    (ii) On or after January 1, 2006.

                         (A) At any one time on or after January 1, 2006 and prior to June 11, 2006, upon the election of the holder or holders of not less than a 66.67% of the then-outstanding Redeemable Preferred Stock, voting as a single class, the Corporation shall redeem up to 33.33% of the originally issued and outstanding shares of Redeemable Preferred Stock held by each holder of Redeemable Preferred Stock. The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5(a)(ii)(A) shall be the per share Redeemable Liquidation Preference Amount as provided below. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be redeemed and the date for such redemption.

                         (B) At any one time on or after June 11, 2006, and prior to June 11, 2007, upon the election of the holder or holders of not less than a 66.67% of the then-outstanding Redeemable Preferred Stock, voting as a single class, the Corporation shall redeem up to 66.67% of the outstanding shares of Redeemable Preferred Stock held by each holder thereof. The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5(A)(ii)(B) shall be the Redeemable Liquidation Preference Amount as provided below. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock, not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be redeemed and the date for such redemption.

                         (C) At any one time on or after June 11, 2007, upon the election of the holder or holders of not less than a 66.67% of the then-outstanding Redeemable Preferred Stock, voting as a single class, the Corporation shall redeem up to 100% of the outstanding shares of Redeemable Preferred Stock held by each holder thereof. The redemption price of each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5(a)(ii)(B) shall be the Redeemable Liquidation Preference Amount as provided below. The foregoing election shall be made by such holders giving the Corporation and each of the other holders of Convertible Stock not less than fifteen (15) days prior written notice, which notice shall set forth the percentage of such shares to be reclaimed and the date for such redemption.

                  (iii)  Upon Occurrence of Extraordinary Transactions.  Upon
                         ---------------------------------------------
     the election of the holder or holders of not less than a 66.67% of the then-outstanding Redeemable Preferred Stock, voting as a single class, the Corporation shall redeem all (and not less than all, other than pursuant to Section B.5(c) below) of the outstanding shares of Redeemable Preferred Stock upon the occurrence of an Extraordinary Transaction (as defined in Section A.5) or any public offering not constituting a QPO (which for purposes of this Section B.5 shall be deemed an Extraordinary Transaction) unless such Redeemable Preferred Stock is acquired in such Extraordinary Transaction on terms giving effect to the preferential amount to which the Redeemable Preferred Stock would be entitled in connection with a Liquidation Event hereunder and otherwise as agreed to by the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Redeemable Preferred Stock, and no payment shall be made to the holders of the Common Stock or any stock ranking on liquidation junior to the Redeemable Preferred Stock unless such amount is paid in full. The foregoing election shall be made by such holders giving the Corporation and each other holder of Redeemable Preferred Stock not less than five (5) days prior written notice, which notice shall set forth the date for such redemption.

          (b)  Purchase Date and Price.  Upon the election of the holders of not
               -----------------------
less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding Redeemable Preferred Stock to cause the Corporation to redeem the Redeemable Preferred Stock or otherwise to participate in an Extraordinary Transaction pursuant to Section B.5(a)(iii), all holders of Redeemable Preferred Stock shall be deemed to have elected to cause the Redeemable Preferred Stock subject to such election to be so redeemed or to so participate. Any date upon which a redemption or other acquisition shall actually occur in accordance with Section B.5(a) shall be referred to as a "Redemption Date." The redemption/purchase price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5 shall be the per share Redeemable Liquidation Preference Amount (the "Redemption Price"). The aggregate Redemption Price shall be payable in cash in immediately available funds on the Redemption Date. Until the aggregate Redemption Price, including any interest thereon, has been paid in cash for all shares of Redeemable Preferred Stock redeemed or purchased as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) except as provided in Section A.8(d), no shares of capital stock of the Corporation (other than Convertible Stock or the Redeemable Preferred Stock in accordance with this Section B.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

          (c)  Redemption Prohibited.  If, at a Redemption Date, the Corporation
               ---------------------
is prohibited under the Corporations Code of the State of California or Delaware General Corporation Law from redeeming all shares of Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the Corporations Code of the State of California or Delaware General Corporation Law. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV.B. In the event that the Corporation fails for any reason to redeem shares for which redemption is required pursuant to

Section B.5, including, without limitation, due to a prohibition of such redemption under the Corporations Code of the State of California or Delaware General Corporation Law, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable Redeemable Base Liquidation Amount of such shares shall bear interest at the rate per annum of the greater of twelve percent (12%) or five percent (5%) over the prime rate, with such interest to accrue daily in arrears and to be compounded annually. In the event the Corporation fails to redeem shares for which redemption is required pursuant to Section B.5 within six (6) months after the date on which redemption is required, for any reason, and such failure thereafter continues (the period during which such failure shall continue being referred to herein as a "Voting Period"), the number of Directors constituting the Board of Directors shall be automatically increased to a number equal to the number of Directors then constituting the Board of Directors plus three (3), and the holders of shares of Redeemable Preferred Stock then outstanding shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such three additional Directors. As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the holders of shares of Redeemable Preferred Stock by mailing a notice of such special meeting to such holders, such meeting to be held not less than ten (10) nor more than thirty (30) days after the date of mailing of such notice. If the Corporation fails to send a notice, the meeting may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth business day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Redeemable Preferred Stock held during a Voting Period at which Directors are to be elected (or with respect to any action by written consent in lieu of a meeting of shareholders), such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of Directors prescribed in this Section B.5(c), and each share of Redeemable Preferred Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a shareholders' consent). The terms of office of all persons who are Directors of the Corporation at the time of a special meeting of the holders of Redeemable Preferred Stock to elect Directors shall continue, notwithstanding the election at such meeting of the additional Directors that such holders are entitled to elect, and the persons so elected by such holders, together with the remaining incumbent Directors, shall constitute the duly elected Directors of the Corporation. Simultaneously with the termination of a Voting Period upon the redemption of all outstanding shares of Redeemable Preferred Stock, the terms of office of the additional Directors elected by the holders of the Redeemable Preferred Stock shall terminate, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of such holders to elect additional Directors pursuant to this Section B.5(c) shall cease. In the event that a Voting Period exists under both this Section B.5(c) and under Section A.5(e), then the holders Convertible Stock and Redeemable Preferred Stock shall jointly elect the three additional Directors contemplated by this Section B.5(c) and the three additional Directors contemplated by Section A.5(e).

          (d)  Dividend After Redemption Date.  From and after the Redemption
               ------------------------------
Date, no shares of Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section B.3 hereof; provided, however, that in the
                                                  --------  -------
event that shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.5(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.3 and B.5(c) until the date on which such shares are actually redeemed by the Corporation.

          (e)  Surrender of Certificates. Upon receipt of the applicable
               -------------------------
Redemption Price by certified check or wire transfer, each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Redeemable Preferred Stock, and each surrendered certificate shall be canceled and retired.

     6.   Covenants.  So long as any shares of Redeemable Preferred Stock shall
          ---------
be outstanding, the Corporation shall not, without first having provided written notice of such proposed action to each holder of outstanding shares of Redeemable Preferred Stock and having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) in voting power of the outstanding shares of Redeemable Preferred Stock, voting as a single class, with each share of Redeemable Preferred Stock entitling the holder thereof to one vote per share of Redeemable Preferred Stock held by such holder:

          (a) create, obligate itself to create, authorize or issue any new class or classes of stock or new series of common stock or preferred stock or any security convertible into or evidencing the right to purchase shares of any new class or series of common stock or preferred stock or any new capital stock of the Corporation having preference over or being on parity with the Redeemable Preferred Stock in any respect; or

          (b) declare or pay any dividends other than dividends on the Redeemable Preferred Stock as provided in Section B.3 or apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, except for (i) the redemption of Convertible Stock or Redeemable Preferred Stock pursuant to and as provided in this Restated Certificate of Incorporation, (ii) the redemption or repurchase shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a subsidiary of the Corporation that are subject to restricted stock purchase agreements or stock option exercise agreements or like agreements under which the Corporation has the option to repurchase such shares: (x) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (y) at any price pursuant to the Corporation's exercise of a right of first refusal to repurchase such shares and (iii) the redemption or repurchase of shares of Series B-1 Stock (or Common Stock issuable upon Conversion thereof) at a price no greater than $.001 per share (as adjusted appropriately for stock splits, combinations, and the like).

     The Corporation shall not, by amendment of this Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Redeemable Preferred Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem Redeemable Preferred Stock under the circumstances contemplated by Section B.5(c). Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Redeemable Preferred Stock.

     7.   Notices.  In the event (i) the Corporation establishes a record date
          -------
to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event (as defined in Section A.4), any Extraordinary Transaction (as defined in Section A.5), any QPO (as defined in Section A.6) or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Redeemable Preferred Stock at least forty-five (45) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

     In the event that the Corporation provides or is required to provide notice to any holder of Convertible Stock and Common Stock in accordance with the provisions of this Restated Certificate of Incorporation (including the provisions of Sections A.5(c) and A.9) and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Redeemable Preferred Stock.

     The holder or holders of not less than a 66.67% of the then-outstanding shares of Redeemable Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

     8.   No Reissuance of Redeemable Preferred Stock.  No share or shares of
          -------------------------------------------
Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

     9.   Contractual Rights of Holders.  The various provisions set forth
          -----------------------------
herein for the benefit of the holders of the Convertible Stock shall be deemed contract rights enforceable by them, including without limitation, one or more actions for specific performance.

C.  COMMON STOCK
    ------------

     1.   Designation; Ranking.  A total of one hundred million (100,000,000)
          --------------------
shares of the Corporation's common stock shall be designated as Common Stock, par value $.001 per share (the "Common Stock").

     2.   Voting.  The holder of each share of Common Stock shall be entitled to
          ------
one vote for each such share as determined on the record date for the vote or consent of stockholders with a proportionate vote for any fractional share. The holders of the Common Stock shall vote together with the holders of the Convertible Stock as a single class upon any items submitted to a vote of stockholders as long as any shares of Convertible Stock are outstanding, except as otherwise provided herein.

     3.   Dividends.  Subject to the payment in full of all preferential
          ---------
dividends to which the holders of the Redeemable Preferred Stock are entitled hereunder and to the other provisions hereof, the holders of Common Stock and Convertible Stock shall be entitled to receive dividends out of funds legally available therefor on a pari passu basis as if a single class at such times and
                        ---- -----
in such amounts as the Board of Directors may determine in its sole discretion, as contemplated by Section A.3.

     4.   Liquidation.  Upon any Liquidation Event, after the payment or
          -----------
provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Stock and Redeemable Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, with such stock being considered a single class for this purpose.

     5.   Fractional Shares; Uncertificated Shares.  The Corporation may issue
          ----------------------------------------
fractional shares of Convertible Stock and Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Fractional shares may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Shares previously issued (or deemed issued) to such holder.

                                   ARTICLE V
                                   ---------

     In furtherance of and not in limitation of powers conferred by statute, it is further provided:

     1. Election of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

     2. Except as set forth in Section A.8(a) of Article IV, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation to the extent specified therein.

                                  ARTICLE VI
                                  ----------

     To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.

                                  ARTICLE VII
                                  -----------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of this Article VIII by (a) the stockholders of the Corporation or (b) an amendment to the Delaware General Corporation Law (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.

                                 ARTICLE VIII
                                 ------------

     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX
                                  ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.